Exhibit 99.3
For Immediate Release

MPG OFFICE TRUST REPORTS
THIRD QUARTER 2010 FINANCIAL RESULTS

LOS ANGELES, November 1, 2010 – MPG Office Trust, Inc. (NYSE: MPG), a Southern California-focused real estate investment trust, today reported results for the quarter ended September 30, 2010.

Significant Third Quarter Events

▪
On July 9, 2010, we facilitated the conveyance of Park Place II in Irvine, California to a third party in cooperation with the special servicer on the mortgage loan.  As a result of the disposition, we were relieved of the obligation to pay the $98.3 million principal balance of the loan as well as $9.0 million of accrued contractual and default interest.

▪	In July 2010, we executed a lease renewal with Southern California Gas Company for approximately 350,000 square feet at The Gas Company Tower in Downtown Los Angeles.

▪	In August 2010, we executed a lease renewal with Disney Enterprises for approximately 160,000 square feet at Glendale Center in Glendale, California.

▪	During the third quarter, new leases and renewals were executed for approximately 1.0 million square feet.

Significant Subsequent Events

▪
On October 1, 2010, we disposed of 207 Goode in Glendale, California in cooperation with the lender.  We received proceeds from this transaction of $22.8 million, net of transaction costs, of which $21.6 million was used to partially repay the $38.2 million construction loan secured by this property.  We were relieved of the obligation to pay the remaining $16.6 million due under the construction loan, and our Operating Partnership has no further obligation under the principal repayment guaranty.

▪
On October 29, 2010, we extended our mortgage loan secured by Plaza Las Fuentes and the Westin® Pasadena Hotel.  This loan is now scheduled to mature on September 29, 2011.  We have two one-year extensions remaining on this loan, subject to certain conditions.  As part of the conditions to amend this loan, we made a principal paydown totaling $9.0 million, using a combination of $6.4 million of unrestricted cash and $2.6 million of restricted cash held by the lender.

Third Quarter 2010 Financial Results

▪
Net loss available to common stockholders for the quarter ended September 30, 2010 was $(17.9) million, or $(0.36) per share, compared to a net loss available to common stockholders of $(46.8) million, or $(0.97) per share, for the quarter ended September 30, 2009.  Our results of operations in the third quarter of 2010 were positively impacted by gains totaling $23.7 million from the disposition of Park Place II, which were partially offset by $9.9 million of default interest accrued on the Properties in Default and a $1.4 million impairment charge recorded in connection with the writedown of 207 Goode to its estimated fair value.  Our results of operations in the third quarter of 2009 were negatively impacted by impairment charges totaling $10.1 million recorded in connection with the dispositions of Park Place I and 130 State College, $4.6 million of default interest accrued on the Properties in Default and $1.5 million of severance-related charges.

▪
Our share of Funds from Operations (FFO) available to common stockholders for the quarter ended September 30, 2010 was $(2.4) million, or $(0.05) per share, compared to $(11.7) million, or $(0.24) per share, for the quarter ended September 30, 2009.  Our share of FFO before specified items was $0.2 million, or nil per share, for the quarter ended September 30, 2010 as compared to $2.8 million, or $0.06 per diluted share, for the quarter ended September 30, 2009.

As of September  30, 2010, our office portfolio (including Properties in Default) was comprised of whole or partial interests in 26 office properties totaling approximately 16 million net rentable square feet, one 350-room hotel with 266,000 square feet, and on- and off-site structured parking plus surface parking totaling approximately 10 million square feet, which accommodates approximately 32,000 vehicles.  We also own undeveloped land that we believe can support up to approximately 5 million square feet of office and mixed-use development and approximately 5 million square feet of structured parking, excluding development sites that are encumbered by the mortgage loans on the Pacific Arts Plaza and 2600 Michelson properties, which are in default.

We will host a conference call and audio webcast, both open to the general public, at 8:00 a.m. Pacific Time (11:00 a.m. Eastern Time) on Tuesday, November 2, 2010, to discuss the financial results of the third quarter and provide a company update.  The conference call can be accessed by dialing (866) 394-8461 (Domestic) or (706) 758-3042 (International), ID number 20471147.  The live conference call can be accessed via audio webcast at the Investor Relations section of our website, located at www.mpgoffice.com, or through Thomson Reuters at www.earnings.com.  Our Supplemental Operating and Financial Data package is available at the Investor Relations section of our website, located at www.mpgoffice.com under “Financial Reports-Quarterly and Other Reports.”

A replay of the conference call will be available approximately two hours following the call through November 5, 2010.  To access this replay, dial (800) 642-1687 (Domestic) or (706) 645-9291 (International).  The required passcode for the replay is ID number 20471147.  The replay can also be accessed via audio webcast at the Investor Relations section of our website, located at www.mpgoffice.com, or through Thomson Reuters at www.earnings.com.

About MPG Office Trust, Inc.

MPG Office Trust, Inc. is the largest owner and operator of Class A office properties in the Los Angeles central business district and is primarily focused on owning and operating high-quality office properties in the Southern California market.  MPG Office Trust, Inc. is a full-service real estate company with substantial in-house expertise and resources in property management, marketing, leasing, acquisitions, development and financing.  For more information on MPG Office Trust, visit our website at www.mpgoffice.com.

Business Risks

This press release contains forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially.  These risks and uncertainties include: risks associated with management’s focus on asset dispositions, loan defaults, cash generation and general strategic matters; risks associated with the timing and consequences of loan defaults and related asset dispositions; risks associated with contingent guaranties by our Operating Partnership; risks associated with our liquidity situation; risks associated with the continued or increased negative impact of the current credit crisis and global economic slowdown; general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases at favorable rates, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate); risks associated with the availability and terms of financing and the use of debt to fund acquisitions and developments; risks associated with our ability to dispose of properties, if and when we decide to do so, at prices or terms set by or acceptable to us; risks associated with increases in interest rates, volatility in the securities markets and contraction in the credit markets affecting our ability to extend or refinance existing loans as they come due; risks associated with joint ventures; potential liability for uninsured losses and environmental contamination; risks associated with our potential failure to qualify as a REIT under the Internal Revenue Code of 1986, as amended, and possible adverse changes in tax and environmental laws; and risks associated with our dependence on key personnel whose continued service is not guaranteed.

For a further list and description of such risks and uncertainties, see our Annual Report on Form 10-K/A filed on April 30, 2010 with the Securities and Exchange Commission.  The Company does not update forward-looking statements and disclaims any intention or obligation to update or revise them, whether as a result of new information, future events or otherwise.

CONTACT:	MPG Office Trust, Inc.
Peggy Moretti
Executive Vice President, Investor and Public Relations
(213) 613-4558

MPG OFFICE TRUST, INC.

CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)

	September 30, 2010	December 31, 2009
	(Unaudited)
ASSETS
Investments in real estate	$3,532,695	$3,852,198
Less: accumulated depreciation	(685,244)	(659,753)
Investments in real estate, net	2,847,451	3,192,445

Cash and cash equivalents	59,951	90,982
Restricted cash	154,122	151,736
Rents and other receivables, net	9,677	6,589
Deferred rents	64,760	68,709
Due from affiliates	1,535	2,359
Deferred leasing costs and value of in-place leases, net	98,774	114,875
Deferred loan costs, net	14,541	20,077
Acquired above-market leases, net	5,299	8,160
Other assets	11,292	11,727
Total assets	$3,267,402	$3,667,659

LIABILITIES AND DEFICIT
Liabilities:
Mortgage and other loans	$3,894,266	$4,248,975
Accounts payable and other liabilities	219,442	195,441
Capital leases payable	1,742	2,611
Acquired below-market leases, net	49,163	77,609
Total liabilities	4,164,613	4,524,636

Deficit:
Stockholders’ Deficit:
Preferred stock, $0.01 par value, 50,000,000 shares authorized;
7.625% Series A Cumulative Redeemable Preferred Stock,
$25.00 liquidation preference, 10,000,000 shares issued and outstanding	100	100
Common stock, $0.01 par value, 100,000,000 shares authorized;
48,125,286 and 47,964,605 shares issued and outstanding at
September 30, 2010 and December 31, 2009, respectively	481	480
Additional paid-in capital	705,281	701,781
Accumulated deficit and dividends	(1,460,333)	(1,420,092)
Accumulated other comprehensive loss, net	(34,582)	(36,289)
Total stockholders’ deficit	(789,053)	(754,020)
Noncontrolling Interests:
Common units of our Operating Partnership	(108,158)	(102,957)
Total deficit	(897,211)	(856,977)
Total liabilities and deficit	$3,267,402	$3,667,659

MPG OFFICE TRUST, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited and in thousands, except share and per share amounts)

	For the Three Months Ended		For the Nine Months Ended
	Sept. 30, 2010	Sept. 30, 2009	Sept. 30, 2010	Sept. 30, 2009

Revenue:
Rental	$64,752	$66,121	$195,581	$199,835
Tenant reimbursements	23,936	26,982	72,857	78,965
Hotel operations	4,867	4,916	15,060	15,058
Parking	9,905	11,209	32,231	33,555
Management, leasing and development services	1,281	1,550	3,304	5,327
Interest and other	7,472	170	7,947	2,317
Total revenue	112,213	110,948	326,980	335,057

Expenses:
Rental property operating and maintenance	25,479	25,533	72,732	75,258
Hotel operating and maintenance	3,485	3,371	10,775	10,301
Real estate taxes	9,170	9,581	27,066	29,938
Parking	3,014	3,080	9,001	9,420
General and administrative	8,073	8,603	22,197	24,781
Other expense	1,530	1,556	4,562	4,699
Depreciation and amortization	31,427	32,567	95,074	105,504
Impairment of long-lived assets	1,373	—	12,061	211,278
Interest	68,128	59,584	196,224	180,545
Total expenses	151,679	143,875	449,692	651,724

Loss from continuing operations before equity in net loss of unconsolidated joint venture and gains on sale of real estate	(39,466)	(32,927)	(122,712)	(316,667)
Equity in net loss of unconsolidated joint venture	204	229	601	(10,630)
Gains on sale of real estate	—	—	16,591	20,350
Loss from continuing operations	(39,262)	(32,698)	(105,520)	(306,947)

Discontinued Operations:
Loss from discontinued operations before gains on settlement of debt and sale of real estate	(6)	(15,882)	(13,115)	(229,031)
Gains on settlement of debt	9,030	—	58,151	—
Gains on sale of real estate	14,689	—	14,689	2,170
Income (loss) from discontinued operations	23,713	(15,882)	59,725	(226,861)

Net loss	(15,549)	(48,580)	(45,795)	(533,808)
Net loss attributable to common units of our Operating Partnership	2,455	6,517	7,292	66,937

Net loss attributable to MPG Office Trust, Inc.	(13,094)	(42,063)	(38,503)	(466,871)
Preferred stock dividends	(4,766)	(4,766)	(14,298)	(14,298)

Net loss available to common stockholders	$(17,860)	$(46,829)	$(52,801)	$(481,169)

Basic and diluted loss per common share:
Loss from continuing operations	$(0.79)	$(0.68)	$(2.16)	$(5.87)
Income (loss) from discontinued operations	0.43	(0.29)	1.08	(4.15)
Net loss available to common stockholders per share	$(0.36)	$(0.97)	$(1.08)	$(10.02)
Weighted average number of common shares outstanding	48,874,308	48,285,111	48,701,639	48,021,209

Amounts attributable to MPG Office Trust, Inc.:
Loss from continuing operations	$(33,942)	$(28,121)	$(90,962)	$(267,715)
Income (loss) from discontinued operations	20,848	(13,942)	52,459	(199,156)
	$(13,094)	$(42,063)	$(38,503)	$(466,871)

MPG OFFICE TRUST, INC.

FUNDS FROM OPERATIONS
(Unaudited and in thousands, except share and per share amounts)

		For the Three Months Ended		For the Nine Months Ended
		Sept. 30, 2010	Sept. 30, 2009	Sept. 30, 2010	Sept. 30, 2009

Reconciliation of net loss available to common stockholders to funds from operations:

Net loss available to common stockholders		$(17,860)	$(46,829)	$(52,801)	$(481,169)

Add:	Depreciation and amortization of real estate assets	31,406	39,038	97,963	130,747
	Depreciation and amortization of real estate assets - unconsolidated joint venture (a)	1,823	2,141	5,634	7,461
	Net loss attributable to common units of our Operating Partnership	(2,455)	(6,517)	(7,292)	(66,937)
	Unallocated losses - unconsolidated joint venture (a)	(1,000)	(1,160)	(3,214)	(2,945)

Deduct:	Gains on sale of real estate	14,689	—	31,280	22,520
Funds from operations available to common stockholders and unit holders (FFO) (b)		$(2,775)	$(13,327)	$9,010	$(435,363)

Company share of FFO (c)(d)		$(2,440)	$(11,699)	$7,897	$(382,197)

FFO per share - basic		$(0.05)	$(0.24)	$0.16	$(7.96)
FFO per share - diluted		$(0.05)	$(0.24)	$0.16	$(7.96)

Weighted average number of common shares outstanding - basic		48,874,308	48,285,111	48,701,639	48,021,209
Weighted average number of common and common equivalent shares outstanding - diluted		49,507,077	48,592,128	49,332,482	48,149,165

Reconciliation of FFO to FFO before specified items: (e)

FFO available to common stockholders and unit holders (FFO)		$(2,775)	$(13,327)	$9,010	$(435,363)

Add:	Loss from early extinguishment of debt	—	263	485	851
	Realized loss on forward-starting interest rate swap	—	—	—	11,340
	Default interest accrued on Properties in Default	9,902	4,561	30,806	4,561
	Writeoff of deferred financing costs related to Properties in Default	713	—	1,275	—
	Severance-related charges	—	1,526	—	1,526
	Impairment of long-lived assets	1,373	10,131	18,820	418,304
	Impairment of long-lived assets - unconsolidated joint venture (a)	—	—	—	10,050
Deduct:	Gains on settlement of debt	9,030	—	58,151	—

FFO before specified items		$183	$3,154	$2,245	$11,269

Company share of FFO before specified items (c)(d)		$161	$2,769	$1,971	$9,893

FFO per share before specified items - basic		$—	$0.06	$0.04	$0.21
FFO per share before specified items - diluted		$—	$0.06	$0.04	$0.21
__________
(a)	Amount represents our 20% ownership interest in our joint venture with Charter Hall Group.

(b)
Funds from Operations, or FFO, is a widely recognized measure of REIT performance. We calculate FFO as defined by the National Association of Real Estate Investment Trusts, or NAREIT.  FFO represents net (loss) income (as computed in accordance with U.S. generally accepted accounting principles, or GAAP), excluding gains from disposition of property (but including impairments and provisions for losses on property held for sale), plus real estate-related depreciation and amortization (including capitalized leasing costs and tenant allowances or improvements).  Adjustments for our unconsolidated joint venture are calculated to reflect FFO on the same basis.

Management uses FFO as a supplemental performance measure because, in excluding real estate-related depreciation and amortization and gains from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs.

However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results of operations, the utility of FFO as a measure of our performance is limited. Other Equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other Equity REITs’ FFO.  As a result, FFO should be considered only as a supplement to net (loss) income as a measure of our performance. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. FFO also should not be used as a supplement to or substitute for cash flows from operating activities (as computed in accordance with GAAP).

(c)	Based on a weighted average interest in our Operating Partnership of approximately 87.9% and 87.8% for the three months ended September 30, 2010 and 2009, respectively.

(d)	Based on a weighted average interest in our Operating Partnership of approximately 87.8% for both the nine months ended September 30, 2010 and 2009, respectively.

(e)
Management also uses FFO before specified items as a supplemental performance measure because losses from early extinguishment of debt, default interest, the impairment of long-lived assets and gains on settlement of debt create significant earnings volatility which in turn results in less comparability between reporting periods and less predictability regarding future earnings potential.

Losses from early extinguishment of debt represent costs to extinguish debt prior to the stated maturity and the writeoff of unamortized loan costs on the date of extinguishment.  The decision to extinguish debt prior to its maturity generally results from (i) the assumption of debt in connection with property acquisitions that is priced or structured at less than desirable terms (for example, a variable interest rate instead of a fixed interest rate), (ii) short-term bridge financing obtained in connection with the acquisition of a property or portfolio of properties until such time as the company completes its long-term financing strategy, (iii) the early repayment of debt associated with properties disposed of, or (iv) the restructuring or replacement of property or corporate-level financing to accommodate property acquisitions.  Consequently, management views these losses as costs to complete the respective acquisition or disposition of properties.

As of September 30, 2010, the mortgage loans on the following properties were in default: Stadium Towers Plaza, 500 Orange Tower and City Tower in Central Orange County, 2600 Michelson in Irvine, Pacific Arts Plaza in Costa Mesa and 550 South Hope in Downtown Los Angeles.  We are accruing interest on the defaulted mortgage loans at the default rate per the applicable loan agreements.  We have excluded default interest accrued on Properties in Default as well as the writeoff of deferred financing costs related to the mortgage loans on these properties from the calculation of FFO before specified items since these charges are a direct result of management’s decision to dispose of property other than by sale.  Management views these charges as costs to complete the disposition of the related properties.

Impairment of long-lived assets represents charges taken to write down depreciable real estate assets to estimated fair value when events or changes in circumstances indicate that the carrying amount may not be recoverable.  In some instances, the disposition of properties impaired in prior periods may result in a gain on settlement of debt at the time of disposition.  Per the NAREIT definition of FFO, gains from property dispositions are excluded from the calculation of FFO; however, impairment losses are required to be included.  Management excludes gains from property dispositions, impairment losses and gains on settlement of debt from the calculation of FFO before specified items because they relate to the financial statement impact of decisions made to dispose of property, whether in the period of disposition or in advance of disposition.  These types of gains or losses create volatility in our earnings and make it difficult for investors to determine the funds generated by our ongoing business operations.